Exhibit 10.4

DEX MEDIA, INC. AMENDED AND RESTATED LONG TERM INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

(Time-Vested Award)

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Participant:	[ ]

Grant Date:	, 2013

Per Share Exercise Price:	$

Number of Shares subject to this Option:	[ ]

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THIS NON-QUALIFIED STOCK OPTION AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Dex Media, Inc. a corporation organized in the State of Delaware, or its successor (the “Company”), and the Participant specified above, pursuant to the Dex Media, Inc. Amended and Restated Long Term Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee.

In consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1.                                      Incorporation By Reference; Plan Document Receipt.  This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to this Nonqualified Stock Option), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein.  Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan.  The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content.  In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Agreement shall control.  No part of this Nonqualified Stock Option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Code.  Without limiting the generality of the preceding sentences, the number of shares of Stock subject to the Nonqualified Stock Option and the Per Share Exercise Price therefore shall be subject to adjustment as provided in the Plan.  Notwithstanding the foregoing, no amendment to the Plan or this Agreement, or the exercise of any discretion by the Company, the Committee, the Board or otherwise with respect to interpreting or administering the Plan and/or this Agreement which would impair the rights of the Participant shall be effective with respect to this Nonqualified Stock Option unless specifically agreed to by the Participant in an advance writing.  In addition, any provision of the Plan which provides that the decisions and interpretation of the Company, the Committee, the Board or otherwise are final, binding and conclusive (or any other language of similar effect) shall not be applicable to this Nonqualified Stock Option to the extent that the exercise of the powers thereunder would be inconsistent with the economic intent of this Agreement.

2.                                      Grant of Option.  The Company hereby grants to the Participant, as of the Grant Date specified above, a Nonqualified Stock Option (this “Option”) to acquire from the Company at the Per Share Exercise Price specified above, the aggregate number of shares of Stock specified above (the “Option Shares”).  Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason.  The Participant shall have no rights as a stockholder with respect to any shares of Stock covered by this Option unless and until the Participant has become the holder of record of such shares, and no adjustments shall be made for ordinary dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan or this Agreement.

3.                                      Vesting and Exercise.

(a)                                 Vesting and Exercise.  Subject to the provisions of Sections 3(b), this Option shall vest and become exercisable as follows, subject to the Participant’s continued service with the Company or its Affiliates through each applicable vesting date (as provided below) (the “Vesting Date”):

Vesting Date	Number of Shares

March 31, 2014	[ ]

March 31, 2015	[ ]

March 31, 2016	[ ]

March 31, 2017	[ ]

Except as otherwise provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date and all vesting shall occur only on the appropriate Vesting Date specified above, subject to the Participant’s continued service with the Company or any of its Affiliates on each applicable Vesting Date. Notwithstanding anything to the contrary contained in the Plan, the Option shall only vest in accordance with the terms of this Agreement.  Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of this Option at any time and for any reason.

(b)                                 Post-Employment Exercise.  Subject to the terms of the Plan and this Agreement, this Option shall be exercisable following a termination of the Participant’s employment according to the following terms and conditions:

(i)                                     Termination as a Result of Participant’s Death, Disability or Retirement.  If the Participant’s employment with the Company and its Affiliates terminates by reason of the participant’s death, Disability or Retirement, then the Option shall be vested only to the extent it is vested on the effective date of such termination or death and the Option may thereafter be exercised by the Participant or the Participant’s executor, administrator, legal representative, guardian or similar person until and including the earlier to occur of (i) the date which is one year after the date of such termination or death and (ii) the Expiration Date.

(ii)                                  Termination by the Company Other than for Cause, Death or Disability or by the Participant Other Than Due to Retirement.  If the Participant’s employment with the Company and its Affiliates terminates by reason of (i) the Company’s termination of the Participant’s employment other than for Cause, death or Disability, or (ii) the Participant’s resignation from employment other than due to Retirement, then in any such case, the Option shall be vested only to the extent it is vested on the effective date of such termination of employment and the Option may thereafter be exercised by the Participant until and including the earlier to occur of (i) the date which is 90 days after the effective date of the Participant’s termination of employment and (ii) the Expiration Date.

(iii)                               Termination for Cause.  If the Participant’s employment with the Company and its Affiliates terminates by reason of the Company’s termination of the Participant’s employment for Cause, then the Option, whether or not vested, shall terminate immediately upon such termination of employment.

(iv)                              Death Following Termination.  If the Participant dies during the period set forth in Section 3(b)(i) or Section 3(b)(ii), the Option, to the extent vested on the date of death,  may thereafter be exercised by the Participant’s executor, administrator, legal representative, guardian or similar person until and including the earlier to occur of (i) the date which is one year after the date of death and (ii) the Expiration Date.

(v)                                 Retirement.  For purposes of this Option, “Retirement” shall mean the Participant’s termination of employment after attaining (i) age 55 with 10 years of service with the Company or any of its Affiliates or (ii) age 65 years without regard to years of such service.

(vi)                              Treatment of Unvested Option upon Termination.  Any portion of this Option that is not vested as of the date of the Participant’s termination of service with the Company and its Affiliates for any reason shall terminate and expire as of the date of such termination.

(c)                                  Expiration.  Unless earlier terminated in accordance with the terms and provisions of the Plan and/or this Agreement, all portions of this Option (whether vested or not vested) shall expire and shall no longer be exercisable after the expiration of ten (10) years from the Grant Date (the “Expiration Date”).

4.                                      Change in Control.   In the event of the Participant’s termination of service with the Company and its Affiliates by the Company without Cause or by the Participant for Good Reason within six (6) months prior to or two (2) years following a “Change in Control” (as defined below), any unvested portion of this Option shall become fully and immediately vested on the date of such termination (or the date of the Change in Control, if such termination occurs within six (6) months prior to such Change in Control).  For purposes of this Agreement, the terms “Cause,” “Good Reason” and “Change in Control” shall have the meanings set forth in the employment agreement, if any, between the Company and the Participant (an “Employment Agreement”); provided that if the Participant is not a party to an Employment Agreement that contains such terms, then such terms shall have the meaning set forth in the SuperMedia Inc. Executive Transition Plan, as the same may hereafter be amended and/or superseded from time to time.

5.                                      Method of Exercise and Payment.  Subject to Section 8 hereof, to the extent that this Option has become vested and exercisable with respect to a number of shares of Stock as provided herein, this Option may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of this Option as provided herein and in accordance with any of the methods set forth in the Plan, including, without limitation, by the filing of any written form of exercise notice as may be required by the Committee and payment in full of the Per Share Exercise Price specified above multiplied by the number of shares of Stock underlying the portion of this Option exercised.

6.                                      Non-Transferability.  This Option, and any rights and interests with respect thereto, issued under this Agreement shall not be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Participant (or any beneficiary of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution.  Notwithstanding the foregoing, the Committee may, in its sole discretion, permit this Option to be transferred to a “family member” (as defined in Section A.1.(a)(5) of the general instructions of Form S-8) for no value, provided that such transfer shall only be valid upon execution of a written instrument in form and substance acceptable to the Committee in its sole discretion evidencing such transfer and the transferee’s acceptance thereof signed by the Participant and the transferee, and provided, further, that this Option may not be subsequently transferred other than by will or by the laws of descent and distribution or to another “family member” (as permitted by the Committee in its sole discretion) in accordance with the terms of the Plan and this Agreement, and shall remain subject to the terms of the Plan and this Agreement.  Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way this Option, or the levy of any execution, attachment or similar legal process upon this Option, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.

7.                                      Governing Law.  All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

8.                                      Withholding of Tax.  The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to this Option and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any shares of Stock otherwise required to be issued pursuant to this Agreement.  Any statutorily required withholding obligation with regard to the Participant may be satisfied by reducing the amount of cash or shares of Stock otherwise deliverable upon exercise of this Option or by any other method, as selected by the Participant, as provided in the Plan.

9.                                      Entire Agreement; Amendment.  This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter.  This Agreement may only be modified or amended by a writing signed by both the Company and the Participant, except as specifically provided in the Plan (as limited by this Agreement).

10.                               Notices.  Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel (or its designee) of the Company, or, if not available, the Board.  Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

11.                               No Right to Service.  Nothing in this Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate the Participant’s service at any time, for any reason and with or without Cause.

12.                               Transfer of Personal Data.  The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Affiliate) of any personal data information related to this Option awarded under this Agreement for legitimate business purposes.  This authorization and consent is freely given by the Participant.

13.                               Compliance with Laws.  The issuance of this Option (and the Option Shares upon exercise of this Option) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto.  The Company shall not be obligated to issue this Option or any of the Option Shares pursuant to this Agreement if any such issuance would violate any such requirements.  The Company represents that it is not restricted from granting the award contemplated under this Agreement for any reason.  The Company shall register the shares subject to this award on an S-8 or S-3 (or other appropriate registration statement).

14.                               Section 409A.  Notwithstanding anything herein or in the Plan to the contrary, this Option is intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent as is reasonable under the circumstances.

15.                               Binding Agreement; Assignment.  This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns.  The

Participant shall not assign (except in accordance with Section 6 hereof) this Option or any part of this Agreement without the prior express written consent of the Company.

16.                               Headings.  The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

17.                               Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

18.                               Further Assurances.  Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated thereunder.

19.                               Severability.  The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

20.                               Agreement Supersedes an Employment Agreement and the SuperMedia Inc. Executive Transition Plan.  The Company and the Participant acknowledge and agree that the terms of this Agreement override any inconsistent terms set forth in an Employment Agreement or the SuperMedia Inc. Executive Transition Plan, if applicable.  Therefore, notwithstanding any provision in an Employment Agreement or the SuperMedia Inc. Executive Transition Plan, the Participant shall only become vested in the Option in the manner set forth in this Agreement.

21.                               Acquired Rights.  The Participant acknowledges and agrees that:  (a) the Company may terminate or amend the Plan at any time, subject to the limitations contained in the Plan and this Agreement, (b) the award of this Option made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, this Option) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

DEX MEDIA, INC.

By:
Name:
Title:

PARTICIPANT

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